Exhibit 10.28
SECOND AMENDMENT TO THE

MONDELĒZ GLOBAL LLC SUPPLEMENTAL BENEFITS PLAN II

    WHEREAS, Mondelēz Global LLC (the “Company”) previously adopted the Mondelēz Global LLC Supplemental Benefits Plan II effective as of September 1, 2012, and amended once since then (the “Plan”); and

    WHEREAS, the Company and the Management Committee for Employee Benefits (the “MCEB”) may amend and terminate the Plan pursuant to Section 7.1 thereof; and

    WHEREAS, the MCEB has approved the termination of the defined benefit arrangement under the Plan effective December 1, 2024; and

     WHEREAS, the MCEB previously delegated certain amendment authority with respect to the Plan to the Company’s North America Benefits and Global Wellbeing Lead (the “Delegatee”); and

    WHEREAS, the Delegatee desires to amend the Plan to confirm the treatment of the defined benefit portion of the Plan as a separate nonqualified deferred compensation plan or arrangement under Section 409A of the Code and make certain changes to reflect the termination of such portion of the Plan.

    NOW, THEREFORE, BE IT RESOLVED, effective as of December 1, 2024, the Plan is hereby amended as follows:

1.Section 1.1 the Plan, “History, Purpose and Effective Date” is amended to add the following to the end thereof:

Notwithstanding anything herein to the contrary, effective as of December 1, 2024, the portion of the Plan that reflects the defined benefit arrangement hereunder shall be terminated and all benefits related thereto shall be distributed in accordance with the requirements of Code Section 409A and guidance issued thereunder.

2.    Section 1.12 of the Plan, “Separate Programs,” is amended to add the following to the end thereof:

Notwithstanding anything herein to the contrary, the defined contribution arrangement and defined benefit arrangement under the Plan shall be considered separate nonqualified deferred compensation plans (as defined in Treasury Regulation 1.409A-1(a)) for purposes of Code Section 409A. The defined benefit arrangement is terminated as of December 1, 2024. All benefits under the defined benefit arrangement shall be paid in accordance with Code Section 409A and all applicable guidance thereunder.

For an abundance of clarity, any benefits provided hereunder to a Former Cadbury Employee whose benefit is based on the cash balance formula under the Mondelēz Global LLC Retirement Savings Plan shall be considered a defined contribution benefit and continue to be maintained under the Plan as part of the defined contribution arrangement. For purposes of crediting interest on such accounts on and after December 1, 2024, the annual interest rate shall be fixed at 5.40%.

[Signature on the Following Page]

    IN WITNESS WHEREOF, the Delegatee has caused this Second Amendment to be executed this 26th day of November, 2024.

MONDELĒZ GLOBAL LLC

By: /s/ Cindy Friman

Name: Cindy Friman
Title: North American Benefits and Global Wellbeing Lead

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